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                                                              Exhibit 21

                               ARMCO INC.
                             SUBSIDIARIES

                                                    State/Country of
 Name                                               Incorporation
 -------                                            -----------------
Advanced Materials Processing, Inc.                      Delaware

AH (UK) Inc.                                             Delaware

AJV Investments Corp.                                    Delaware

Armco Advanced Materials, Inc.                           Delaware

Armco Argentina S.A.                                     Argentina

Armco Caribbean Corporation                              Puerto Rico

Armco Chile Productos de Ingenieria S.A. (Prodein)       Chile

Armco da Amazonia Ltda.                                  Brazil

Armco Finance (U.K.) Limited                             United Kingdom

Armco Financial Holdings Corporation                     Delaware

Armco Financial Services Corporation                     Delaware

Armco Financial Services International, Inc.             Ohio

Armco Financial Services International, Ltd.             Delaware

Armco GmbH                                               Germany

Armco Grundstucksverwaltungs GmbH                        Germany

Armco Insurance Group Inc.                               Delaware

Armco Investment Management, Inc.                        Delaware

Armco Limited                                            United Kingdom

Armco Management Corporation                             Delaware

Armco Merchandising Limited                              United Kingdom

Armco Merchandising S.A.                                 Belgium

Armco Pacific Financial Services Limited                 Vanuatu

Armco Pacific Limited                                    Singapore

Armco Participacoes e Empreendimentos Ltda.              Brazil

Armco Resources Pty. Ltd.                                Australia

Armco S.A.                                               Spain

Armco SARL                                               France

Armco SMM srl                                            Italy

Armco Steel Corporation                                  Ohio
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                                                    State/Country of
 Name                                               Incorporation
 -------                                            -----------------

Armco Wire Company                                       Delaware

Black River Lime Company                                 Ohio

Certified Finance Corporation                            Texas

Compass Insurance Company                                Delaware

Cyclops, Inc.                                            Delaware

Cyclops International Limited                            United Kingdom

Delvelesson Limited                                      United Kingdom

Dorcan International Corporation S.A.                    Uruguay

Douglas Dynamics, Inc.                                   Wisconsin

Everest International, Inc.                              Ohio

Exim Overseas Inc                                        Ohio

FSA Services Corp.                                       Delaware

First Stainless, Inc.                                    Delaware

First Taconite Company                                   Delaware

Flour City Architectural Metals, Inc.                    Delaware

Insurance Management Corporation                         Texas

Inversiones Armco S.A. (IASA)                            Chile

Materials Insurance Company                              Cayman Islands

NN Insurance Company                                     Wisconsin

National Supply Company, Inc.                            Delaware

The National Supply Company of Mexico, S.A.              Mexico

New Village Homes, Ltd.                                  Delaware

Northern Land Company                                    Minnesota

Northwestern National Casualty Company                   Wisconsin

Northwestern National County                             Texas
     Mutual Insurance Company of Texas

Northwestern National Holding Company, Inc.              Delaware

Northwestern National Insurance Company                  Wisconsin
     of Milwaukee, Wisconsin

Northwestern National Lloyds Insurance Company           Texas

Oweco Limited                                            Scotland

Pacific Automobile Insurance Company                     California
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                                                    State/Country of
 Name                                               Incorporation
 -------                                            -----------------
Pacific National Insurance Company                       California

PROCNE Corp.                                             Ohio

Reserve Mining Company                                   Minnesota

Shalmet-US, Inc.                                         Delaware

SICO, Inc.                                               Indiana

Statesman Insurance Company                              Indiana

Strata Energy, Inc.                                      Ohio

Talbico, Inc.                                            New York

Timeco, Inc.                                             Indiana

VSX Corporation                                          Delaware

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